Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of BlueArc Multi-Strategy Fund:

We consent to the use of our report dated June 29, 2016, incorporated by reference herein.

/s/ KPMG LLP

Atlanta, Georgia

August 29, 2016